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                                                                    EXHIBIT 22.2


                              AGREEMENT AND RELEASE



This Release and Agreement Regarding Separation ("Agreement") is made as of February 28, 2001, among and between JERRY R. LUCAS ("Lucas"), and LUCAS EDUCATIONAL SYSTEMS, INC. (the "Company").

WHEREAS, Lucas was formerly employed by the Company;

WHEREAS, Lucas is terminated effective the date of this agreement;

WHEREAS, the Company has offered to pay Lucas the assets and payments as described below; and

WHEREAS, the parties hereto desire to compromise and settle all claims and causes of action of any kind whatsoever which Lucas has or may have arising out of his employment with the Company, and intend that the full terms and conditions of the compromise and settlement be set forth in this Agreement.

NOW THEREFORE, for and in consideration of the recitals set forth herein and the performance by the Company of the obligations described herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

The Company has paid Lucas his normal base salary amount through the date hereof.

Lucas will not be entitled to receive any bonus compensation or inclusion in any employee benefit plans beyond one month after the date of termination.

Lucas transfers herewith for redemption by the Company the 2,011,250 shares of Company common stock registered to Jerry R. Lucas and Cheryl W. Lucas, Joint Tenants. Lucas will also limit any and all employment claims against the Company to the normal compensation due as specified in Section 7.2.1 of the Employment Agreement with him dated March 24, 2000. No additional severance or benefits are payable beyond the date hereof. Furthermore, Lucas agrees that any other Company liabilities due to him, including the Templeton property rented to the Company, terminate herewith with no additional liability.

In consideration of the above, the Company hereby transfers to Lucas the assets currently held in Templeton, California along with the inventory held at the RMX facility in Reno, Nevada to Mr. Lucas; FOB Reno to be transferred from RMX within one week of the date hereof. The Company also hereby transfers the assets held under the BookWorld Services agreement dated August 25, 2000 to Lucas. Lucas may choose to seek an assignment of that agreement at his discretion. Furthermore, the Company releases Lucas from the restrictive covenants contained in Sections 10.1 and 10.2 of the Employment Agreement.


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The IP agreement dated August 13, 1997 is herein terminated under Section 11.1.1 based upon the events described herein and is hereby cancelled and all rights of the Company thereunder are extinguished and released to him.

Lucas, his heirs, executors, administrators and assigns agree to and do hereby RELEASE, ACQUIT, and FOREVER DISCHARGE the Company and its present and former subsidiaries and affiliates; its predecessors and successors in interest or otherwise; its present and former directors, officers, employees, agents, attorneys, insurers and representatives; and its heirs, administrators, executors, successors and assigns of any of the foregoing and any other person, firm, or corporation for which any of the foregoing may be legally responsible or which may be legally responsible for any of them (the "Released Parties"), from any and all claims, demands, causes of action of whatsoever nature, accrued or un-accrued, federal or state, equitable or legal, occurring during, arising out of, or related to the Company employment and/or termination of employment of Lucas (the "Possible Claims"), including, but not limited to, causes of action for breach of contract, negligence, intentional infliction of emotional injury, negligent supervision, libel, slander, wrongful termination, sex discrimination, race discrimination, age discrimination, Civil Rights Act of 1991, 1981, 1964 or 1866 violations, violations of 42 U.S.C. Section 1981, and any state or local equivalent, workers' compensation violations, employee health or disability benefit compensation violations, Consolidated Omnibus Budget Reconciliation Act (COBRA) or Employer Retirement Income Security Act (ERISA) violations, loss of consortium, mental anguish, pain and suffering, lost or future wages, punitive exemplary damages, attorneys' fees, and pre- or post-judgment interest (the "Causes of Action").

Lucas understands that this release includes a release of all claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. He understands and represents that:

he understands the terms and conditions of this Agreement;

he has been advised to consult an attorney and has consulted an attorney to the extent he has deemed it advisable to do so;

he does not waive any rights or claims that may arise after the date on which it is executed (the "Execution Date");

this Agreement provides consideration to Lucas in addition to anything of value to which he already is entitled;

he has waived all time periods for review and revocation of this agreement.

It is expressly understood and agreed that the terms here of are contractual and not merely recitals and that the agreements herein contained and the consideration transferred are to compromise doubtful and disputed claims, avoid litigation, and buy peace, and that no payments made nor releases or other consideration given shall be construed as an admission of liability by the Company, all liability being expressly denied.



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Lucas acknowledges and agrees that the sum of the consideration set forth above is the entire amount of consideration that he shall ever be entitled to receive from the Company in respect to his employment with the Company.

Lucas agrees to and does hereby accept the above consideration in full and complete compromise and settlement of Possible Claims, including, but not limited to, the Causes of Action.

Lucas, his legal representatives, heirs, executors, administrators and assigns further agree to INDEMNIFY and HOLD HARMLESS the Released Parties for all Possible Claims including, but not limited to, the Cause of Action. This indemnity specifically includes the costs of future litigation including attorneys' fees, actual damages, interest, costs and reasonable expenses.

Lucas warrants that he has read this Agreement and fully understands it to be a compromise and settlement and release of all claims, known or unknown, that he has or might have against the Released Parties, arising out of his employment with the Company. Lucas warrants that he is of legal age and legally competent to execute this Agreement, and that he does so of his own free will and accord without reliance on any representation of any kind or character not expressly set forth herein.

Lucas agrees he will not make any disparaging comments, either oral or in written form, against the Company or its employees.

Lucas agrees that he will not sue the Company regarding any matter released in this Agreement, and Lucas represents and warrants that he has made no assignment of any claim, cause of action or right arising from his employment with the Company. Lucas further warrants that he is the only person who may be entitled to assert any claim arising out of his employment with the Company, and Lucas agrees to indemnify and hold harmless the Released Parties from and against any such claim or claims asserted by any other party based on the facts contained herein.

Lucas agrees that neither he nor any person in active concert or participation with him will publicize or make known the terms of this Agreement to any other person except to the extent necessary for Lucas to provide true and complete information in answering lawful inquiries from a governmental entity.

Lucas also agrees that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other communications or negotiations relating thereto among the parties. No amendment or change to this Agreement shall be effective unless reduced to writing and signed by an authorized representative of all named parties.


ACCEPTED AND AGREED:
LUCAS EDUCATIONAL SYSTEMS, INC.                      /s/ Jerry R. Lucas
                                             -----------------------------------
                                                     Jerry R. Lucas


By:   /s/ Jeffrey R. Gullo                           /s/ Cheryl W. Lucas
   -------------------------------------     -----------------------------------
      Jeffrey R. Gullo, President                    Cheryl W. Lucas